Exhibit 99.1

Tempest Reports Second Quarter 2021 Financial Results and

Provides Corporate Highlights

•	Closed merger transaction resulting in public listing (TPST)

•	Closed $30M PIPE, extending runway into Q1’23

•	Advancing TPST-1495 and TPST-1120 into targeted patient populations

•	Advanced TREX-1 program to potent lead series with in vivo efficacy

South San Francisco, CA, August 12, 2021 – Tempest Therapeutics, Inc. (Nasdaq: TPST), a clinical-stage oncology company developing potentially first-in-class therapeutics that combine both targeted and immune-mediated mechanisms, today reported financial results and provided a corporate update for the second quarter ended June 30, 2021.

“The second quarter of 2021 was an exciting period as Tempest became a public company and the team drove progress in all three of our novel programs,” said Steve Brady, chief executive officer of Tempest. “We look forward to the planned opening of the TPST-1120 randomized study in first line hepatocellular carcinoma in collaboration with Roche and the first combination study of TPST-1495, and remain focused on delivering potentially value-creating milestones over the next year and beyond.”

Recent Highlights

•

Public Company Transition: successfully closed merger and concurrent PIPE financing, allowing Tempest to become a public company listed on the Nasdaq Capital Market, and extending runway into 2023 through multiple potential catalysts.

•	TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist): continued enrollment in monotherapy dose optimization towards recommended Phase 2 dose (“RP2D”).

•

TPST-1120 (clinical PPARÎ± antagonist): (i) completed monotherapy dose escalation and selected 600mg BID as RP2D; (ii) observed stable disease (“SD”) in 50% of the monotherapy-treated patients, including prolonged SD in patients with refractory cholangiocarcinoma; and (iii) observed a deep, confirmed partial response in a patient with checkpoint inhibitor-refractory fourth line renal cell carcinoma in the combination study with nivolumab (->60% by RECIST 1.1, durable through 4 scans and ongoing).

•

TREX-1 Inhibitor (preclinical, tumor-selective STING pathway activator): (i) progressed lead series to picomolar IC50 potency in biochemical assays; and (ii) demonstrated significant proof of concept in a mouse tumor model with systemic delivery of a lead series molecule.

•

Board of Directors: Christine Pellizzari, J.D., Geoff Nichol, M.B., Ch.B., M.B.A., and Ronit Simantov, M.D., joined the Board of Directors, bringing deeper financial, legal, and clinical development expertise to Tempest.

Planned Near-Term Milestones

•

TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist): (i) selection of monotherapy RP2D expected in the first half of 2022; (ii) commencement of a combination study with an anti-PD-1 checkpoint inhibitor expected prior to the end of 2021; and (iii) commencement of monotherapy expansion in targeted indications and biomarker-selected patient populations expected in the first half of 2022.

•

TPST-1120 (clinical PPARÎ± antagonist): (i) identification of RP2D of TPST-1120 in combination with nivolumab expected prior to the end of 2021; and (ii) commencement of first line randomized Phase 1b/2 study in hepatocellular carcinoma patients, under a collaboration with F. Hoffman La Roche, expected within the third quarter.

•	TREX-1 Inhibitor (preclinical tumor-selective STING pathway activator): planned selection of development candidate in the first half of 2022.

Financial Results

Second Quarter

•

Tempest ended the second quarter of 2021 with $68.5 million in cash and cash equivalents and short-term restricted cash, compared to $18.8 million in December 31, 2020. The increase was primarily due to the merger and concurrent PIPE, which closed in June 2021.

•

Net loss and net loss per share for the second quarter of 2021 were $7.1 million and $7.63, respectively, compared to $5.2 million and $11.42, respectively, for the second quarter of 2020. The increase was primarily due to an increase in compensation expense and professional fees associated with the merger.

•

Research and development expenses for the second quarter of 2021 were $4.2 million, compared to $4.1 million for the same period in 2020. The $0.1 million increase was primarily attributable to increased compensation expenses.

•

For the three months ended June 30, 2021, general and administrative expenses were $2.6 million compared to $1.1 million for the same period in 2020. The increase was primarily due to growth in compensation expense and professional fees associated with the merger.

Year-to-Date

•	Net cash used in operations for the six months ended June 30, 2021 was $6.2 million.

•	Net loss and net loss per share for the six months ended June 30, 2021 were $12.4 million and $17.30, respectively, compared to $9.5 million and $21.28, respectively, for the same period in 2020.

•

Research and development expenses for the six months ended June 30, 2021 were $7.8 million compared to $7.1 million for the same period in 2020. The $0.7 million increase was primarily due to increased compensation expenses and consulting services.

•	For the six months ended June 30, 2021, general and administrative expenses were $4.1 million compared to $2.4 million for the same period in 2020.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage oncology company advancing small molecules that combine both targeted and immune-mediated mechanisms with the potential to treat a wide range of tumors. The company’s two novel clinical programs are TPST-1495 and TPST-1120, antagonists of EP2/EP4 and PPARÎ±, respectively. Both TPST-1495 and TPST-1120 are advancing through Phase 1 studies designed to study both agents as monotherapies and in combination with other approved agents. Tempest is also developing an orally-available inhibitor of TREX-1 designed to activate selectively the cGAS/STING pathway, an innate immune response pathway important for the development of anti-tumor immunity. Tempest is headquartered in South San Francisco. More information about Tempest can be found on the company’s website at www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Tempest Therapeutics, Inc. (“Tempest Therapeutics”). These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. All statements that are not historical facts are forward-looking statements, including any statements regarding the timing and selection of development candidates, dose selection or commencement of, or availability of data from, clinical trials, the company’s guidance regarding cash resources as well as our operational plans and the timing and ability to deliver on value-creating milestones. Forward-looking statements are based on information available to Tempest Therapeutics as of the date hereof and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. These and other risks are described in greater detail in the Form 10-Q filed by Tempest Therapeutics with the Securities and Exchange Commission on August 12, 2021. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.

Consolidated Balance Sheets

(in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$68,458	$18,820
Prepaid expenses and other current assets	2,036	1,005

Total current assets	70,494	19,825

Property and equipment, net	1,218	1,110
Operating lease right-of-use assets	3,673	1,877
Other noncurrent assets	112	51

Total assets	$75,497	$22,863

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,695	$1,071
Accrued expenses and other	1,526	1,439
Current operating lease liabilities	1,484	712
Interest payable	89	—

Total current liabilities	9,794	3,222

Loan payable, net	14,915	—
Operating lease liabilities	2,674	1,727

Total liabilities	27,383	4,949

Convertible preferred stock	—	86,707

Stockholders’ equity
Common stock	7	15
Additional paid-in capital	132,281	2,953
Accumulated deficit	(84,174)	(71,761)

Total stockholders’ equity	48,114	(68,793)

Total liabilities, convertible preferred stock and stockholders’ equity	$75,497	$22,863

TEMPEST THERAPEUTICS, INC.

Consolidated Statements of Operations

(in thousands except per share amounts)

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Expenses:
Research and development	$4,229	$4,094	$7,821	$7,121
General and administrative	2,556	1,144	4,091	2,420

Total expenses	6,785	5,238	11,912	9,541

Operating loss	(6,785)	(5,238)	(11,912)	(9,541)

Other income (expense), net:
Interest expense	(276)	—	(507)	—
Interest and other income, net	3	9	6	84

Net loss	$(7,058)	$(5,229)	$(12,413)	$(9,457)

Net loss per share	$(7.63)	$(11.42)	$(17.30)	$(21.28)

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com

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